UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2018

CENTRAL FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-55553	47-4884908
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

210 West 10th Street, Rolla, Missouri 65401

(Address of principal executive offices) (Zip Code)

(573) 364-1024

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of Central Federal Bancshares, Inc. (the “Company”) was held on May 15, 2018. The final results for each of the matters submitted to a vote of the shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors for terms of three years by the following vote:

	For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
Stephen L. Bowles	766,762	301,098	20,704	427,135	50.59%
James R. Sowers	783,216	289,644	15,704	427,135	51.67%

2.	The appointment of BKD, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2018 was ratified by the shareholders by the following vote:

For	Against	Abstain	Percentage of Votes Cast For
1,418,299	87,400	10,000	93.57%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL FEDERAL BANCSHARES, INC.

Date: May 17, 2018	By:	/s/ William A. Stoltz
William A. Stoltz
President and Chief Executive Officer